                          EXPENSE LIMITATION AGREEMENT

     THIS AGREEMENT is effective as of the 31st day of July, 2007, between FAF Advisors, Inc., as investment advisor (the "Advisor"), and First American Investment Funds, Inc. ("FAIF").

     WHEREAS, FAIF includes the investment portfolios set forth in Exhibit A hereto (each a "Fund" and, collectively, the "Funds"), each of which offers one or more classes of shares; and

     WHEREAS, the Advisor wishes to contractually limit fees and reimburse expenses for the Funds through July 31, 2008; and

     WHEREAS, it is in the interests of both the Advisor and the shareholders of the Funds to limit Fund expenses as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree that the Advisor will limit its fees and/or reimburse Fund expenses to the extent necessary to limit the annual operating expenses of the Funds to the amounts set forth in Exhibit A (which limits are set forth for each Fund on a class-by-class basis). The Advisor agrees that it may not be reimbursed by FAIF for the fees waived by the Advisor under the terms of this agreement. The Advisor agrees to continue the foregoing expense limits through July 31, 2008. Thereafter, any expense limit may be changed upon prior notice to FAIF's Board of Directors.

     IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first above written.

FAF ADVISORS, INC.                      FIRST AMERICAN INVESTMENT FUNDS, INC.


By: /s/ Joseph M. Ulrey III             By: /s/ Charles D. Gariboldi, Jr.
    ---------------------------------       ------------------------------------
Name: Joseph M. Ulrey III               Name: Charles D. Gariboldi, Jr.
Title: Chief Financial Officer          Title: Treasurer

                                    EXHIBIT A

                                                  ANNUAL OPERATING EXPENSE
                                               LIMITATION AS A PERCENTAGE OF
                                                  AVERAGE DAILY NET ASSETS
                                               -----------------------------
Quantitative Large Cap Core Fund - Class A                0.7000%
Quantitative Large Cap Core Fund - Class C                1.4500%
Quantitative Large Cap Core Fund - Class R                0.9500%
Quantitative Large Cap Core Fund - Class Y                0.4500%

Quantitative Large Cap Growth Fund - Class A              0.7000%
Quantitative Large Cap Growth Fund - Class C              1.4500%
Quantitative Large Cap Growth Fund - Class R              0.9500%
Quantitative Large Cap Growth Fund - Class Y              0.4500%

Quantitative Large Cap Value Fund - Class A               0.7000%
Quantitative Large Cap Value Fund - Class C               1.4500%
Quantitative Large Cap Value Fund - Class R               0.9500%
Quantitative Large Cap Value Fund - Class Y               0.4500%